SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 28, 2017

 MACQUARIE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32384	43-2052503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 55th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. As partial consideration in the Epic Acquisition (as defined below), Macquarie Infrastructure Corporation (the “Company”) has agreed to issue $125.0 million of shares of its common stock, par value $0.001 per share (the “Restricted Shares”) to affiliates of White Deer Energy and Blue Water Energy LLP (the “Holders”). The Restricted Shares will be issued at a 1.5% discount to the 30-day volume weighted average price per share of the Company’s common stock on the New York Stock Exchange for the 30 consecutive trading days ending with the second trading day prior to the closing date of the Epic Acquisition. The Restricted Shares will be issued in reliance upon an exemption from registration under the federal securities laws provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

In connection with the Epic Acquisition, the Company will enter into a registration rights agreement with the Holders pursuant to which the Company will agree to register the Restricted Shares for resale with the Securities and Exchange Commission at the Holders’ request. The Holders will also receive certain “piggyback” registration rights.

Item 8.01.	Other Events.

On July 28, 2017, ITT Holdings LLC, a subsidiary of International-Matex Tank Terminals LLC (“IMTT”) and an indirect subsidiary of the Company, entered into an agreement to acquire Epic Midstream LLC (“Epic”) from affiliates of White Deer Energy and Blue Water Energy LLP (the “Epic Acquisition”). Epic operates a portfolio of seven terminals in the U.S. Southeast and Southwest, with principal operations in Savannah, Georgia. Epic’s facilities comprise approximately 3.1 million barrels of refined petroleum, asphalt, biofuels and chemical storage capacity. Epic’s business is supported by take or pay contracts similar to those at IMTT’s business. The purchase price is $171.5 million, subject to working capital adjustments, and the acquisition is expected to close in the third quarter of 2017, subject to receipt of customary regulatory approvals and satisfaction of other conditions precedent. The acquisition is being funded with the issuance to the sellers of $125.0 million in common stock of the Company and $46.5 million in cash, including with drawings on ITT Holdings LLC’s revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

Dated:  August 2, 2017